Exhibit 99.1

Restricted Share Agreement

        This Restricted Share Agreement is made as of ___________ __, 20__ between The Black & Decker Corporation (the Corporation) and the undersigned participant (the Participant) in The Black & Decker Corporation 2004 Restricted Stock Plan (the Plan). Terms used in this Agreement that are defined in the Plan have the meanings assigned to them in the Plan.

1.     The Participant has been granted an Award of ___________ Restricted Shares by the Committee.

2.     The Restricted Shares are not transferable by the Participant and will be forfeited automatically on the date the Participant voluntarily terminates employment with the Corporation without the Committee’s approval.

3.     The Restricted Shares will be forfeited if the Committee determines that the Participant has engaged in any conduct or act injurious, detrimental, or prejudicial to any interest of the Corporation or if the Participant files an election under Section 83(b) of the Internal Revenue Code without the prior approval of the Committee.

4.     Unless previously forfeited under paragraph 2 or 3 of this Agreement, the Restricted Shares shall become fully vested and no longer subject to forfeiture upon (a) a Change in Control of the Corporation, (b) the death of the Participant while a full-time employee of the Corporation, (c) termination of the Participant’s employment by the Corporation or its Subsidiaries due to permanent physical or mental disability of the Participant, or (d) the completion, after the date of this Agreement, of four years of full-time employment by the Corporation or its Subsidiaries. Upon retirement prior to four years of full-time employment, the Restricted Shares will become vested in an amount determined by multiplying the number of shares in the Award by a fraction the numerator of which is the number of days of full-time employment completed after the date of this Agreement and the denominator of which is 1461.

5.     The Participant acknowledges receiving a copy of the Plan, the terms of which are incorporated into this Agreement.

The Black & Decker Corporation

 By:_________________________

 Title:________________________

 ____________________________
 (Participant's signature)

 ____________________________
(Participant's printed name)